                                                          Item 6 (a), Exhibit 11



                  Western Pennsylvania Adventure Capital Fund
              Schedule of Computation of Earnings Per Common Share
                                For the Periods


                                   July 1, 1997         January 1, 1997
                                      through               through
                                September 30, 1997     September 30, 1997
                                ------------------     ------------------
                                   (unaudited)             (unaudited)

Net Income                         $   22,015                $  8,326
                                   ==========                ========

Weighted Average Number of          1,988,626                 835,911
                                   ==========                ========
Common Shares Outstanding

Earnings per Common Share          $      .01                $    .01
                                   ==========                ========